Exhibit 5.1

June 6, 2023

TransCode Therapeutics, Inc.

6 Liberty Square, #2382

Boston, MA 02109

Re: Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-272082, as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), of up to (i) 1,851,852 shares (the “Common Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), or up to 1,851,852 pre-funded warrants (the “Pre-Funded Warrants” and each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share”) to purchase 1,851,852 shares of Common Stock, (ii) up to 1,851,852 Series A-1 warrants (the “Series A-1 Warrants” and each share of Common Stock underlying a Series A-1 Warrant, a “Series A-1 Warrant Share”) to purchase up to 1,851,852 shares of Common Stock and (iii) up to 1,851,852 Series A-2 warrants (the “Series A-2 Warrants” and each share of Common Stock underlying a Series A-2 Warrant, a “Series A-2 Warrant Share”) to purchase up to 1,851,852 shares of Common Stock. The Company is also registering warrants (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and Series A-1 Warrants and Series A-2 Warrants, the “Warrants”) to purchase up to 106,924 shares of Common Stock as contemplated pursuant to the Registration Statement (the “Placement Agent Warrant Shares”, and together with the Pre-Funded Warrant Shares, the Series A-1 Warrant Shares and the Series A-2 Warrant Shares, the “Warrant Shares”). The Common Shares, Pre-Funded Warrants and Series A-1 Warrants are being sold to the several purchasers named in, and pursuant to, a securities purchase agreement among the Company and such purchasers (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth in numbered paragraph (v), we have assumed that before the Warrant Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Warrant Shares.

The opinions in numbered paragraphs (i) and (v) set forth below are limited to the Delaware General Corporation Law and the opinions in numbered paragraphs (ii), (iii) and (iv), as to the Warrants constituting valid and binding obligations of the Company, are limited to the law of New York.

Based on the foregoing, we are of the opinion that:

(i) the Common Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

(ii) When the Pre-Funded Warrants are delivered and paid for in accordance with the Securities Purchase Agreement, assuming the due authorization, execution and delivery of such Pre-Funded Warrants, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.

(iii) When the Series A-1 Warrants and Series A-2 Warrants are executed and delivered in accordance with the Securities Purchase Agreement, assuming the due authorization, execution and delivery of such Series A-1 Warrants and Series A-2 Warrants, as applicable, the Series A-1 Warrants and Series A-2 Warrants will constitute valid and binding obligations of the Company.

(iv) When the Placement Agent Warrants are executed and delivered as contemplated pursuant to the Registration Statement, assuming the due authorization, execution and delivery of such Placement Agent Warrants, the Placement Agent Warrants will constitute valid and binding obligations of the Company.

(v) the Warrant Shares, when issued, sold and paid for in accordance with the terms of the respective Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER llp
GOODWIN PROCTER llp